UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MVB FINANCIAL CORP.

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MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2012

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 301 Virginia Avenue, Fairmont, West Virginia, at 5:30 p.m. on May 15, 2012, for the purposes of considering and voting upon proposals:

1.	To elect six (6) directors for a three-year term.

2.	To ratify the appointment of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2012.

3.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 26, 2012, shall be entitled to notice of the meeting and to vote at the meeting. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 2, 2012.

By Order of the Board of Directors,

Larry F. Mazza
President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 2, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2012—THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2011, INCLUDED HEREIN, ARE ALSO AVAILABLE AT http://www.rtcoproxy.com/mvbf DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON OUR WEBSITE: http://www.rtcoproxy.com/mvbf.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2012

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) to be held on May 15, 2012, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB representatives James R. Martin, Larry F. Mazza or Lisa J. Wanstreet in person;
(b)	by giving written notice to MVB. The revocation should be delivered to Lisa J. Wanstreet, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV 26554;
(c)	by submitting to MVB a subsequently dated proxy; or
(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or its subsidiary, MVB Bank, Inc. (the “Bank”) may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 26, 2012, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, approximately 2.2 million shares of the common stock of MVB, owned by approximately 1,075 shareholders, were issued and outstanding and entitled to vote. There are 4 million shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

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PURPOSES OF MEETING

1.	ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty five members to be elected annually. The Board has set 18 as the number of directors of MVB for the upcoming year. This is one more member than was proposed in 2011. This increase in the number of directors provides for three equal division of the Board of six members each.

As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

The Articles of Incorporation provide for staggered terms for directors. Approximately one-third of the Directors are elected to a three-year term each year. The seven individuals identified below represent management nominees to the Board of Directors. Six will be elected for a three year term, while nominee, Roger J. Turner, will be elected to a one-year term. Following the election of the seven nominees, MVB will have three equal divisions of the Board of six months each. The term of office of the 18 directors is indicated herein.

Directors	Age as of March 31, 2012	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

Dr. Joseph P. Cincinnati	47	2009	2014	Orthopedic Surgeon

Harvey M. Havlichek	62	1999	2014	President – Adams Office Supply & Novelty Company, Inc.

Barbara A. McKinney	55	1999	2014	Owner/Broker – Howard Hanna/Premier Properties by Barbara Alexander, LLC

Dr. Kelly R. Nelson	52	2005	2014	Physician

Leonard D. Nossokoff	73	1999	2014	Owner-Shop N Save Supermarkets

Louis Spatafore	55	1999	2014	President & General Manager-Friendly Furniture Galleries, Inc.

Roger J. Turner	61	2005	2013	President-MVB; Executive Vice President, Commercial Lending, Bank

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Director Nominee Business Experience

Dr. Joseph P. Cincinnati – MVB Director. He is an orthopedic surgeon practicing in the MVB WV Eastern Panhandle market area for 15 years. He is the founding member of the Center for Orthopedic Excellence and Tri-State Surgical Center, both located in this panhandle market area. Dr. Cincinnati is a graduate of Concord College and the West Virginia School of Osteopathic Medicine. He serves as Chair of MVB’s MVB-East, Inc. subsidiary. He was nominated due to his knowledge of the medical and overall market activities in MVB’s Eastern Panhandle market area.

Harvey M. Havlichek – MVB Organizer and Director. He is a resident of and active in north central WV community activities. He is the President and Owner of Adam’s Office Supply & Novelty Company, Inc. for over 30 years. He is a graduate of Fairmont State University with a BS in Business Administration. He is a member of the MVB ALCO, Audit and Loan Review Committees. Mr. Havlichek was nominated because, as a founding director, he has extensive knowledge of MVB, its history and operations and is knowledgeable of many business organizations in MVB’s market area.

Barbara A. McKinney – MVB Organizer and Director. She is the owner of Howard Hanna/ Premier Properties by Barbara Alexander, LLC, located in Morgantown, WV, the newest addition to MVB’s North Central West Virginia market area. Mrs. McKinney is a graduate of West Virginia University with a BS in Family Resources. Upon obtaining her Real Estate Sales License and completing the GRI Program from the West Virginia Association of Realtors, she obtained her Real Estate Brokers License in 1991. She has been involved in the Morgantown area real estate market for 31 years and is also very active in numerous community activities. Ms. McKinney was nominated because of her knowledge of and involvement in the North Central West Virginia real estate market.

Dr. Kelly R. Nelson – MVB Director. Dr. Nelson is a resident of Harrison County, West Virginia. He is Sr. Vice President of MedExpress Urgent Care and for 24 years the Medical Director for Medbrook Medical Associates. He is extremely active in community organizations, especially related to children. He is a graduate of Auburn University with a BS in Biology and the University of Alabama School of Medicine, specializing in Family Medicine. Dr. Nelson serves on the MVB Governance Committee and Human Resources Committees and the MVB Bank, Inc. Executive Committee. He was nominated due to his knowledge of the medical community in North Central WV and community activities throughout the region.

Leonard W. Nossokoff – MVB Organizer and Director. For many years, he was the owner of supermarkets in North Central West Virginia; now owner of supermarkets in the Pittsburgh, PA area. He has been involved in supermarket ownership for 30 years. He is a member of the MVB Governance Committee and the MVB Bank, Inc. Executive and Loan Review Committees. Mr. Nossokoff was nominated due to his knowledge of MVB and the North Central West Virginia market of MVB.

Louis Spatafore – MVB Organizer and Director. He is a resident of Marion County, West Virginia. He is President and General Manager of Friendly Furniture Galleries, Inc. as well as the owner of residential and commercial real estate companies in North Central West Virginia. He is a graduate of Fairmont State University with a BA in Political Science and BS in Business Administration. He serves on the Human Resources and Audit Committees of MVB as well as the Executive Committee of MVB Bank, Inc. Mr. Spatafore was nominated because as a founding Director he has extensive knowledge of MVB, its history and operations in addition to his knowledge of retail activity in North Central West Virginia.

Roger J. Turner – MVB Director. He is President of MVB, Executive Vice President and Senior Commercial Lending Officer of MVB Bank, Inc. Mr. Turner has been involved in commercial lending throughout West Virginia for over 30 years. He is a graduate of Glenville State College with degrees in Marketing and Management. Mr. Turner was nominated due to his extremely valuable service to MVB Bank, Inc. and his knowledge of high quality commercial borrowers in West Virginia.

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Management and Directors:

In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of March 31, 2011	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

Stephen R. Brooks	63	1999	2011	Attorney – Flaherty Sensabaugh & Bonasso

Berniece D. Collis	57	2008	2011	Vice President – Minghini’s General Contractors, Inc.

James R. Martin	64	1999	2013	May 19, 2009-Chairman of Board and Director of MVB and Bank; January 1, 2009 to May 10, 2009 Vice Chairman of the Board and Director of MVB and Bank previously; President, CEO and Director of MVB & Bank.

Larry F. Mazza *	51	2005	2011	January 1, 2009, President & CEO – MVB and Bank; previously Chief Executive Officer-MVB Harrison, Inc.; Director –MVB and Bank

Dr. Saad Mossallati	63	1999	2011	Vascular Surgeon

J. Christopher Pallotta	62	1999	2013	President-Bond Insurance Agency

Nitesh S. Patel	48	1999	2011	Business Consultant; Previously President & Chief Executive Officer-D.N. American, Inc. (software development company)

Wayne H. Stanley	61	2006	2013	Chief Executive Officer- Victory of West Virginia, Inc. (mining related construction company), President-Stanley Industries, Inc. (mining & excavation)

Richard L. Toothman	71	1999	2013	Broker & Owner – Toothman Realty

Dr. Michael F. Trent	63	1999	2011	Dentist

Samuel J. Warash	62	1999	2013	President – S.J. Warash, Inc. (real estate appraisal company)

Executive Officers of MVB Bank, Inc. (Non-Nominees):

David A. Jones	49	2005	Sr. Vice President; Chief Credit and Risk Officer. Previously Sr. Vice President, Chief Credit Officer

John T. Schirripa	49	2010	President – MVB-Central, Inc.; Previously Community President and Sr. Vice President – Huntington National Bank

Eric L. Tichenor	44	1999	Sr. Vice President and Cashier; Chief Financial Officer – MVB and Bank.
*Mr. Mazza is also a member of the Board of Directors of Petroleum Development Corporation
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There are no family relationships among the directors, director nominees or executive officers of MVB or MVB Bank, Inc.

Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

The Board of Directors of MVB and the Bank met twelve times during 2011. All directors attended 75% or more of the meetings of the Board of Directors and Committees thereof held of which the director is a member, except for Directors Cincinnati and Nelson who attended 67% and 73% of the meetings, respectively.

In order to meet their responsibilities, directors are expected to attend board and committee meetings as well as the annual meeting of shareholders. All directors attended the 2011 Annual Meeting of Shareholders, except for Directors Brooks, Cincinnati, McKinney and Nelson.

Leadership Structure of the Board

The Board Chair, Vice Chair and President/CEO are three separate people. Throughout MVB’s history, this has been the leadership model. The President/CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB’s corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

A Governance Committee was established by MVB in December 2009. The Governance Committee’s responsibilities are defined in its Charter. The Committee, among many things, reviews the committees of the Board and membership thereof, evaluates compliance with the Director Education Policy, evaluates the current Board areas of expertise and monitors such to determine if an adjustment of Board membership is necessary. The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. Staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning. The significant risk areas for a community banking organization include the evaluation of the quality of the loan portfolio, the interest rate sensitivity of the institution and the reliability of its financial statements. The related committees, the Loan Review Committee, the ALCO Committee and the Audit Committee, are described below.

The Board of MVB elected a Chief Risk Officer (CRO) whose responsibility is to evaluate the MVB enterprise risk, that being all areas of risk to MVB and serve as Chair of the Enterprise Risk Management Committee (ERM). The CRO presented an ERM Committee report to the Board once during 2011. The ERM Committee expects to report to the full Board of Directors twice during 2012. Directors Martin, Mazza and Pallotta are members of the ERM Committee.

Committees of the Board

MVB or the Bank has a number of standing committees as described below.

Human Resources Committee. Composed of David B. Alvarez, Stephen R. Brooks- Chair, Berniece D. Collis, Kelly R. Nelson, John B. Spadafore, Louis Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2003 MVB Financial Corp. Stock Incentive Plan Option Program. CEO Mazza is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Mr. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own salary. The Committee reports the results from these meetings to the Board of Directors. The Committee met five times in 2011.

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ALCO Committee. Composed of James J. Cava, Jr., Harvey M. Havlichek, James R. Martin, Larry F. Mazza, J. Christopher Pallotta- Chair, Eric L. Tichenor, Roger J. Turner and Samuel J. Warash. The purpose of this committee is to review the performance of the investment portfolio and policies related to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2011.

Loan Review Committee. Composed of Harvey M. Havlichek, David A. Jones, Larry F. Mazza, G. Warren Mickey, Leonard W. Nossokoff, J. Christopher Pallotta, Wayne H. Stanley, Richard L. Toothman and Samuel J. Warash- Chair. The purpose of this Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2011.

Governance Committee. Composed of John W. Ebert, G. Warren Mickey, Kelly R. Nelson- Chair, Leonard W. Nossokoff and Nitesh S. Patel. Chairman Martin and CEO Mazza are ex-officio members of this Committee. The purpose of the Committee is to maintain an appropriate board and committee structure by assessing skills and background to effectively staff MVB boards and committees and developing and updating governance and ethics policies for MVB. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2011.

Audit Committee. Composed of James J. Cava, Jr., John W. Ebert, Harvey M. Havlichek, Christine B. Ielapi, Kenneth F. Lowe, III, Louis Spatafore- Chair, and Michael F. Trent. The purpose is to review the results of the internal and external audits, Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

The Audit Committee of MVB does not include an individual who is considered to be an audit committee financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met four times in 2011. The Committee meets with representatives Conley CPA Group, PLLC, who are responsible for the internal audit function of MVB and S.R. Snodgrass, A.C., who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB, including CEO Mazza and CFO Tichenor, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Martin, Mazza and Turner, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Martin, Mazza and Turner and none of their immediate family members are or have for the past three years been executive officers of MVB or Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Martin, Mazza and Turner are “independent directors,” as that term is defined in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. The Board of Directors of MVB has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement as required by the Securities and Exchange Commission.

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Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011, with management. The Audit Committee has also discussed the audited financial statements with S.R. Snodgrass, A.C., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No. 61. (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence) and has discussed with S.R. Snodgrass, A.C., the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Submitted by The Audit Committee,
James J. Cava, Jr.	Kenneth F. Lowe, III
John W. Ebert	Louis Spatafore
Harvey M. Havlichek	Michael F. Trent
Christine B. Ielapi

March 12, 2012

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Nominating Committee. The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serves the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in MVB’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the Bank and to serve on Board committees.
•	The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.
•	Because the directors of MVB may also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.
•	Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them fromserving on the Board of Directors or participating in the affairs of a financial institution.

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•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.
•	Directors must be at least 21 years of age. The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Board of Directors considers in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Board of Directors focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature. Our directors are or have been residents of North Central West Virginia and of the Eastern Panhandle of West Virginia, our primary two markets. Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders for nomination by the Board of Directors, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);
•	Principal occupation of nominee(s);
•	Total shares to be voted for each nominee;
•	Name and address of notifying shareholder; and
•	Number of shares owned by notifying shareholder.

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Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

Executive Compensation

The following information is prepared based on positions as of December 31, 2011. All compensation is paid by Bank. The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in actuarial present value of MVB defined benefit pension plan	All Other Compensation ($) (1)	Total ($)
Larry F. Mazza	2010	$220,000	$7,734	$101,700	$30,123	$14,239	$373,796
President & CEO	2011	$240,000	$731	None	$68,761	$18,713	$328,205
Roger J. Turner	2010	$204,615	$7,300	$67,800	$45,973	$8,861	$334,549
President – MVBFC	2011	$215,000	$731	None	$92,385	$11,787	$319,903
John T. Schirripa	2010	$83,077	$6,123	$33,900	None	None	$123,100
President – MVB Central, Inc.	2011	$185,000	$726	None	$29,037	$1,947	$216,710
Eric L. Tichenor	2010	$93,000	$3,124	$27,120	$12,731	$2,592	$138,567
SVP & CFO	2011	$100,000	$768	None	$27,544	$2,798	$131,110
Sandra D. Kokoska	2011	$264,412	$12,935	None	None	$5,194	$282,541

(1) This includes director fees of $12,000, $4,500 and $1,500 for Messrs. Mazza, Turner and Schirripa respectively for 2011, and $9,200 and $2,200, respectively for 2010 for Messrs. Mazza and Turner.

Except for the MVB Bank, Inc. Annual Performance Compensation Plan, which applies to all employees, MVB does not provide Stock Awards, Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings to its officers or directors.

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees. The 2003 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources Committee appointed by the Board of Directors of MVB have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program. During 2010, the Human Resources Committee granted eight awards totaling 99,500 shares at exercise prices of $20.00 and $22.50 per share. The expense to be recognized with the awards will be amortized over the five year reporting period, beginning in 2011. During 2011, the Human Resources Committee granted eight awards totaling 10,500 at an exercise price of $22.50 per share. The expense to be recognized with the awards will be amortized over the five year reporting period, beginning in 2012.

The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2011.

Outstanding Equity Awards of Fiscal Year-End
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	49,500 13,200	None 19,800	None None	$14.55 $18.18	10-01-15 01-01-20
Roger J. Turner	22,000 8,800	None 13,200	None None	$14.55 $18.18	10-01-15 01-01-20
John T. Schirripa	7,334	3,666	None	$20.45	08-01-20
Eric L. Tichenor	2,200 3,500	None 5,280	None None	$14.55 $18.18	07-01-15 01-01-20

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MVB does not provide Stock Award Plans for employees.

MVB provides a defined benefit retirement plan for all qualifying employees. They must have completed one year of service and be older than 21 years of age. There is a five-year requirement for full vesting. The plan provides for benefits based on the highest five consecutive years of earnings; times 2%; times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner.

Employment Agreements and Change in Control

MVB and the Bank have employment contracts with Messers Mazza and Turner. The general terms of these contracts are described below:

Under the terms of the contract with Mr. Mazza, effective January 1, 2010, he serves as Chief Executive Officer of MVB and the Bank. The term of Mr. Mazza’s contract is for one year. The agreement automatically renews for an additional one year on January 1 of each year unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. The base salary is $220,000 and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Mazza shall receive an amount equal to that payable under the Agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Mazza shall be entitled to receive benefits under MVB’s long-term disability policy. Mr. Mazza, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Mazza would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mr. Turner’s contract is for a one-year term, effective January 1, 2010. The agreement automatically renews for an additional year on January 1 of each year, unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. If at the end of any contract year, Mr. Turner wishes to extend his employment on a part-time basis, the contract provides the basis for such part-time work. The base salary is $200,000, and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Turner shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Turner shall be entitled to receive benefits under MVB’s long-term disability policy. Turner, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Turner would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mr. Schirripa’s contract is for a one-year term, effective January 1, 2011 (original date August 1, 2010).  The agreement automatically renews for an additional year on the anniversary date of each year for an additional one year.  For the purposes of determining the anniversary date of this Agreement December 31 of each year will be used.   Written notification of non-renewal must be provided no later than December 1 of each year.  The base salary is $185,000 and is subject to adjustment annually by the Board of Directors.  If terminated without cause, Mr. Schirripa shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination.  If terminated as a result of the legal disability, Mr. Schirripa shall be entitled to receive benefits under MVB’s long-term disability policy.  Schirripa, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits.  If terminated under a change in control of MVB or the Bank, Mr. Schirripa would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mrs. Kokoska’s contract is for a one-year term, effective April 18, 2011.  The agreement automatically renews for an additional year on the anniversary date of each year for an additional one year.  For the purposes of determining the anniversary date of this Agreement December 31 of each year will be used.   Written notification of non-renewal must be

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provided no later than December 1 of each year.  The salary is $237,150 for 2011 ($50,000 + incentive compensation for 2012) and is subject to adjustment annually by the Board of Directors.  If terminated without cause, Mrs. Kokoska shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination.  If terminated as a result of the legal disability, Mrs. Kokoska shall be entitled to receive benefits under MVB’s long-term disability policy.  Kokoska, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits.  If terminated under a change in control of MVB or the Bank, Mrs. Kokoska would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mr. Tichenor’s contract is for a one-year term, effective January 1, 2011.  The agreement automatically renews for an additional year on the anniversary date of each year for an additional one year.  For the purposes of determining the anniversary date of this Agreement December 31 of each year will be used.   Written notification of non-renewal must be provided no later than December 1 of each year.  The base salary is $100,000 and is subject to adjustment annually by the Board of Directors.  If terminated without cause, Mr. Tichenor shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination.  If terminated as a result of the legal disability, Mr. Tichenor shall be entitled to receive benefits under MVB’s long-term disability policy.  Tichenor, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits.  If terminated under a change in control of MVB or the Bank, Mr. Tichenor would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Director Compensation

No compensation is paid for serving as a member of the Board of MVB. Members of the Board of Directors of Bank receive a fee of $250 for each Board meeting attended and a fee of $125 for each Committee meeting attended. To the extent a director fee is paid by a subsidiary, such fee is also included below. MVB-Central, Inc. and MVB-East, Inc. paid a fee of $250 per meeting attended. The table below provides detail information about non-executive director fees paid in 2011. All director compensation is paid in cash.

Name	2010 Director Compensation ($)	Name	2010 Director Compensation ($)
Stephen R. Brooks	$ 9,675	Leonard W. Nossokoff	$ 8,875
Joseph P. Cincinnati	8,050	J. Christopher Pallotta	14,200
Berniece D. Collis	10,375	Nitesh S. Patel	6,625
Harvey M. Havlichek	7,500	Louis W. Spatafore	11,075
James R. Martin	15,700	Wayne H. Stanley	6,925
Barbara A. McKinney	5,000	Richard L. Toothman	5,750
Dr. Saad Mossallati	6,375	Dr. Michael F. Trent	6,500
Dr. Kelly R. Nelson	8,550	Samuel J. Warash	8,175

MVB does not provide Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other Compensation to directors.

Certain Transactions with Directors, Officers and Their Associates

MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

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Principal Holders of Voting Securities

The following shareholders currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB’s Common Stock as of March 1, 2012:

Name of Beneficial Owner	As of March 1, 2012 Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Saad Mossallati 200 Route 98 West, Suite 107 Nutter Fort, WV 26301	146,118*	6.30%
Larry F. Mazza 1000 Johnson Avenue Bridgeport, WV 26330	116,827**	5.02%

* Includes 4,862 shares held in Dr. Mossallati’s name, 103,262 shares held in ASCENDCO Family, Inc, 3,625 held in ASI and 34,369 shares held in the name of wife and children.

** Includes 62,700 shares which may be acquired through the exercise of options and 11,152 shares held for benefit of wife.

Ownership of Securities By Directors, Nominees and Executive Officers As of March 1, 2012, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned (1)		Percent of Ownership
Stephen R. Brooks	13,214.57
Joseph P. Cincinnati	34,672		1.49
Berniece Collis	6,047.26
Harvey M. Havlichek	26,551		1.14
James R. Martin	58,792	[2]	2.53
Larry F. Mazza	116,827	[2]	5.02
Dr. Saad Mossallati	146,118		6.28
Barbara A. McKinney	5,748.25
Dr. Kelly R. Nelson	17,350.75
Leonard W. Nossokoff	91,512		3.92
J. Christopher Pallotta	44,340		1.90
Nitesh S. Patel	51,781		2.23
Louis W. Spatafore	14,221.61
Wayne Stanley	7,425.32
Richard L. Toothman	15,053.64
Dr. Michael F. Trent	20,322.87
Roger J. Turner	43,472	[2]	1.87
Samuel J. Warash	21,294.92
David A. Jones	21,395	[2]	.92
John T. Schirripa	20,703	[2]	.89
Eric L. Tichenor	8,766	[2,3]	.38

TOTAL	785,603		33.76%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2) Includes shares outstanding and 14,520, 22,171, 62,700, 7,334, 5,700 and 30,800 shares which may be acquired by Jones, Martin, Mazza, Schirripa, Tichenor and Turner, respectively, within 60 days through the exercise of options.

(3) The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank, Inc: Director Mossallati – 103,262 shares and CFO Tichenor – 1,000 shares. Each of the above loans was made in the normal course of business. All of these transactions were made substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. In each instance, the loan to value ratio of the loan was 70% or less.

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3.	RATIFICATION OF AUDITORS

The firm of S.R. Snodgrass, A.C. examined the financial statements of MVB for 2011 and 2010 are being proposed to do so for 2012. The proxies will vote your proxy “For” ratification of the selection of S.R. Snodgrass, A.C. unless otherwise directed. Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The following fees were billed by S.R. Snodgrass, A.C. as indicated:

	2011	2010

Audit Fees	$74,000	$65,200
Audit-Related Fees		—
Tax Fees		—
All Other Fees		—
	$74,000	$65,200

The Audit Committee has considered whether S.R. Snodgrass, A.C. has maintained its independence during the fiscal year-ended December 31, 2011. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approved policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2011 or 2010.

3. OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

Neither MVB nor MVB Bank, Inc. is currently involved in any legal action that is not of a routine nature.

Form 10-K Annual Report

Upon written request by any shareholder to Lisa J. Wanstreet, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2011 Annual Report on Form 10-K will be provided without charge.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for 2013 Annual Meeting

Any shareholder who wishes to have a proposal placed before the next annual Meeting of Shareholders must submit the proposal to the Chief Executive Officer of MVB no later than December 7, 2012, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2013, expected to be held May 21, 2012.

Delivery of Information

In accordance with SEC Rule 14a-3(e)(i), only one annual report and one proxy statement are being delivered to multiple security holders at a single address. Upon request to Lisa J. Wanstreet, Corporate Secretary, MVB will provide a separate copy of either or both of the aforementioned documents to any shareholder at a shared address to which a single copy was delivered. Ms. Wanstreet may be contacted by telephone or mail as provided in the Notice of Annual Meeting of Shareholders. This same procedure may be used to separate any shareholder from multiple shareholder/single address mailings. In addition, shareholders sharing a single address and receiving multiple copies of the documents may request the delivery of a single copy of the mailing. Ms. Wanstreet is also the contact for this request.

Annual Report

MVB’s 2011 Annual Report to Shareholders is being made available electronically at http://www.rtcoproxy.com/mvbf on the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza
President and Chief Executive Officer

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EXHIBIT A

MVB Financial Corp., Its Wholly Owned Subsidiaries, and MVB Bank, Inc.

(hereinafter, the “Bank”)

AUDIT COMMITTEE CHARTER

Approved: 12/20/11

I.	PURPOSE OF THE AUDIT COMMITTEE

Assists the Board of Directors of the MVB Financial Corp. (“MVBFC”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of MVBFC and MVB Bank, Inc. (herein after collectively referred to as “MVB”) and such other duties as directed by the Board of Directors.

II.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee’s primary duties and responsibilities include:

A.	Primary input into the recommendation to the Board of the selection and retention of the independent accountant that audits the financial statements of MVB and/or conducts the internal audit examinations. In the process, the Committee shall require, and subsequently review the auditor’s written affirmation that the auditor is in fact independent. Further, the Committee will discuss the nature and conduct of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.

B.	Findings requiring actions to resolve shall be assigned to the President for resolution with response to the Internal and/or External Auditors also being presented to the Board of Directors.

C.	Discussion with management and the internal and external auditors of the quality and adequacy of MVB’s internal controls. Consider the effectiveness of MVB’s internal control system, including information technology security and control, and SOX 404 process.

D.	Upon the establishment of an internal audit function, in lieu of being performed by outside accountants, providing guidance and oversight to the internal audit function of MVB, including review of the organization, plans and results of such activity. The President and CFO visit at the beginning of the year with outsourced internal audit to review the process for the upcoming year. Any ERM (Enterprise Risk Management) items that merit inclusion will be added to the program. Internal Audit then brings the updated scope to the Audit Committee for approval.

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E.	The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal audit function (when established) and the management of MVB. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

F.	Represents the Board of Directors for communication with the outside auditor, the internal audit function, either outsourced or in-house staff (when established) or management of MVB.

G.	Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

H.	Ascertain that a review of financial statements (including quarterly reports) with management and the external auditor have been completed.

I.	Provides at least one written report annually to the Board of Directors describing the Audit Committee’s:

(1)	Historical and planned activities for carrying out the Audit Committee’s duties and responsibilities.

(2)	Appraisal of the financial reporting processes and systems of internal accounting controls.

(3)	Recommendations regarding the engagement of the outside auditor.

(4)	Assessment of the adequacy of the Audit Committee Charter.

J.	Prepares a report for enclosure in the parent company proxy statement which discloses that the Audit Committee has or has not recommended that the MVB’s audited financial statement be filed with the appropriate regulatory authorities as well as appropriate oversight conclusions.

K.	Maintains standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.

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L.	Assessment of the independence of the outside auditor by:

(1)	Ensuring that the outside auditor submits an annual written statement delineating all relationships between the outside auditor and the Company.

(2)	Engaging the outside auditor regularly in a dialogue regarding any disclosed relationships or services between the Company and management which may impact the objectivity and independence of the outside auditor.

(3)	Ensure rotation of the lead audit partner every five years and other audit partners every seven years.

M.	Review of all regulatory reports with special attention to areas of non-compliance.

N.	Review and approval of the terms of the independent auditor’s retention, engagement, and scope of the annual audit, and pre-approval of any audit-related and permitted non-audit services (including the fees and terms thereof to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company’s periodic public filings)). The committee hereby grants pre-approval authority to the Audit Committee Chairman with the stipulation that any such authorizations be presented to the full Audit Committee at its next scheduled meeting.

O.	The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review, or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

P.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Q.	Review the effectiveness of the system for monitoring compliance and laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.
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III.	MEMBERSHIP OF THE AUDIT COMMITTEE

A.	Composition

(1)	The Board of Directors shall appoint not less than three (3) of its members to serve as the Audit Committee one of whom shall be designated by the Board of Directors to serve as Chairman of the Audit Committee.

IV.	MEETINGS

A.	The Audit Committee, shall meet at least quarterly or upon the request of any Board member in separate sessions, with management, with the internal audit function, (when established) and with the external or internal auditors to discuss any matter brought forth by any of the parties.

B.	The Audit Committee, shall meet with the external auditors and with management to review the results of the audit of MVB’s annual financial statements prior to the issuance of such annual financial statements to the public, as well as the results of the internal audits provided such is performed by an outside accountant.

V.	DUTIES AND RESPONSIBILITIES OF THE BOARD

A.	Appoints members to the Audit Committee and conducts oversight of the activities of the Audit Committee.

B.	Ensures that adequate resources are available to the Audit Committee for proper discharge of its duties and responsibilities.

C.	Exercises its ultimate authority to select, to evaluate, to hold accountable, and to replace the external or internal auditors.

VI.	THIS CHARTER SHALL BE REVIEWED AND UPDATED ANNUALLY.

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☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
MVB FINANCIAL CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2012

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. ("MVB"), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Shawn R. Boyers, Susan A. Carlock and Lisa J. Wanstreet, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 26, 2012, at the Annual Meeting of Shareholders of MVB to be held at 301 Virginia Avenue, Fairmont, WV, on May 15, 2012, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

	For	With-hold	For All Except
1. Election of Directors. For the election of the six persons listed below for a three year term:	☐	☐	☐

Nominees:

(01) Dr. Joseph P. Cincinnati **(02) Harvey M. Havlichek**
(03) Barbara A. McKinney **(04) Dr. Kelly R. Nelson**
(05) Leonard W. Nossokoff **(06) Louis Spatafore**
and one for a one year term:
(07) Roger J. Turner

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
2. A proposal to ratify the appointment by the Board of Directors and Audit Committee of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2012.	☐	☐	☐

The Board of Directors recommends a vote "FOR" the listed propositions.

RSVP I (we) will attend the Annual Meeting of MVB Shareholders. → ☐

Number to Attend: → ☐

(Please Respond by May 6, 2011, by mail or 304-363-4800 or 1-888-689-1877)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted "FOR" the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Annual Meeting. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______________ Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Detach above card, sign, date and mail in postage paid envelope provided.

MVB FINANCIAL CORP.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/6932

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